EXHIBIT 4.4


                                 PROMISSORY NOTE

$536,000.00 U.S.D.                                                 March 2, 1999

      FOR VALUE RECEIVED, sportstrac.com, inc., a Delaware corporation (the "COMPANY"), promises to pay to the order of The Holding Company ("LENDER"), in lawful money of the United States of America, in the manner and at the times provided hereinafter, (i) Principal (as hereinafter defined); (ii) Interest (as hereinafter defined) and Default Interest (as hereinafter defined), if any; and
(iii) all other amounts due and payable pursuant to and in accordance with the terms of this Note.

      1. PRIOR DEBT. This Promissory Note (the "NOTE") replaces in the entirety and in the aggregate, any and all of those promissory notes evidencing all outstanding indebtedness of the Company to Lender, including, without limitation, any indebtedness of the Company to Lender as assignee of any other person. Lender agrees and acknowledges that it has received payment in full, either in the form of cash or other securities, for all other indebtedness from the Company or Sportstrac, Inc. to Lender other than that indebtedness evidenced by this Note. Lender agrees that if it locates the promissory notes evidencing any such existing indebtedness it shall mark such promissory notes as cancelled and return them promptly to the Company.

      2. DEFINITIONS. In addition to the terms defined elsewhere in this Note, for purposes of this Note, the following terms shall have the following meanings:

            2.1. "DEFAULT INTEREST" shall mean interest computed at 15% per annum, on (i) the entire principal balance of this Note from time to time unpaid from and after such amount becomes due and payable (whether by maturity, acceleration or otherwise), and (ii) any and all other unpaid amounts due pursuant to the terms and provisions of this Note (including, but not limited to, accrued but unpaid Interest) from and after the respective dates on which those amounts become due and payable, whether by maturity, acceleration, or otherwise; in each case from and after any applicable grace period has expired. Default Interest shall be computed for the actual number of days elapsed, predicated on a year consisting of 360 days, and shall be payable on demand. Notwithstanding anything to the contrary contained herein, for any period in which Default Interest is accruing on the entire unpaid principal balance hereunder, Interest shall not accrue.

            2.2. "INTEREST" shall mean interest computed at 10% per annum on the entire principal balance of this Note from time to time unpaid. Interest shall be computed on the actual number of days elapsed, predicated on a year consisting of 360 days.

            2.3. "LENDER" shall mean the Lender under this Note.

            2.4. "LOAN" shall mean the loan evidenced by this Note.

            2.5. "MATURITY DATE" shall mean December 31, 2000.


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            2.6. "PRINCIPAL" shall mean $536,000.00 or so much thereof as may from time to time be outstanding hereunder.

      3. BORROWINGS, PAYMENTS, MATURITY, SECURITY.

            3.1. BORROWINGS. Subject to the terms of this Note, the Company has borrowed and Lender has lent to the Company $536,000.00.

            3.2. INTEREST AND PRINCIPAL. Interest shall accrue commencing on the date hereof. Interest shall accrue during the entire term of this Note.

            3.3. OTHER; MATURITY. Default Interest shall be payable on demand. All outstanding and unpaid Principal and Interest shall be due and payable on the Maturity Date, unless otherwise specified herein or unless accelerated in accordance with the terms or provisions hereof.

      4. PREPAYMENT. This Note may be prepaid, in whole or in part, at any time by the Company without premium or penalty. Any prepayment pursuant to this
SECTION 4 shall be accompanied by payment of any Interest and Default Interest, if any, accrued and unpaid through the date of such prepayment.

      5. EVENTS OF DEFAULT. The following shall constitute events of default hereunder (an "EVENT OF DEFAULT"): (i) a default in the payment of any amounts due hereunder occurring on or prior to the Maturity Date, (ii) any assignment for the benefit of creditors by the Company; (iii) the application for the appointment of a receiver for the Company or for property of the Company; (iv) the filing of a petition in bankruptcy by or against the Company; (v) the issuance of an attachment or the entry of a judgment against the Company; (vi) the merger, consolidation, termination of existence, dissolution or insolvency of the Company; (vii) any other breach or default hereunder; or (viii) the occurrence of any event or events (whether or not covered by insurance), individually or in the aggregate, having, or that could be reasonably expected to have, in the reasonable determination of the Lender, a material adverse effect on the business, operations, prospects, assets, condition (financial or otherwise) or results of operations of the Company.

      6. ACCELERATION. Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default, then upon the determination of the Lender (in its sole discretion), and without further demand or notice of any kind, the following shall become immediately due and payable:

            (a) the principal sum remaining unpaid hereunder;

            (b) unpaid Interest;

            (c) Default Interest; and

            (d) all other indebtedness evidenced by this Note.


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      7. REMEDIES.

            7.1. GENERAL. If the Company fails to pay any amounts when due hereunder, whether by maturity, acceleration or otherwise, or if there occurs any event which entitles the Lender to accelerate the indebtedness due under this Note and any grace period applicable to any such failure to pay or event as set forth herein expires, then the Lender shall have all of the rights and remedies provided to them: (i) hereunder, and (ii) at law or in equity. The remedies of the Lender, as provided herein, shall be cumulative and concurrent, and may be pursued singularly, successively, or together, at the sole discretion of the Lender, and may be exercised as often as occasion therefor shall arise. The Lender may resort for payment hereunder to any of the security for, or any guaranty of, this Note whether or not the Lender shall have resorted for payment hereunder to any other security for or guaranty of this Note. No act or omission of the Lender, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by the Lender and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy, or recourse as to a subsequent event.

            7.2. COSTS AND FEES. If this Note is placed in the hands of an attorney for amendment, modification, settlement or collection or is collected on advice of counsel (whether or not any legal proceeding is commenced) or through any legal proceeding, the Company promises to pay, to the extent permitted by law, court costs and reasonable attorneys' fees incurred by the Lender, and all such amounts shall thereafter constitute other indebtedness evidenced by this Note.

            7.3. WAIVERS. Every person and/or entity (including, but not limited to, the signatories hereof) now or at any time liable, whether primarily or secondarily, for the payment of the indebtedness evidenced hereby, for such person and/or entity and for the heirs, legal representatives, successors and assigns of such person and/or entity, expressly waives presentment for payment, notice of dishonor, protest, notice of protest and diligence in collection, and further waives for the benefit of itself and such other parties, to the extent permitted by law, the benefit of all appraisement, valuation, marshaling, forbearance, stay, extension, redemption, homestead, exemption and moratorium laws now or hereafter in force, and agrees that the time of payment of principal or interest hereof may be extended, without in any way modifying, altering, releasing, affecting or limiting his, her or its liability hereunder.

      8. CONVERSION.

            8.1. PROCEDURE. At any time and from time to time, Lender may, by written notice to the Company, elect to receive shares of the Company's Common Stock (the "COMMON STOCK") in lieu of repayment of a that portion of Principal, Interest and Default Interest specified in such notice. Upon such election, the Company shall issue to the Lender the number of shares of Common Stock equal to
(i) the dollar amount of Principal, Interest and Default Interest that Lender so elects to convert, divided by (ii) $0.40; provided, however that


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such issuance does not violate any federal or state securities laws or regulation. Upon the issuance of such Common Stock, amounts owing by the Company to the Lender (including, without limitation, Principal, Interest and Default Interest) that are not converted shall remain outstanding in accordance with the terms of this Note.

      9. RESTRICTIONS ON CONVERTED STOCK. Lender understands that Common Stock issued or to-be-issued hereunder (collectively, the "SECURITIES") have been or will be issued without registration pursuant to the Securities Act of 1933, as amended (the "ACT") and without registration pursuant to any state securities laws, in each case in reliance upon an exemption from the registration requirements of the Act and such state securities laws. As a result, Lender understands that any document or certificate evidencing any of the Securities may contain a restrictive legend substantially as follows:


            THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ACQUIRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR OTHER APPLICABLE STATE SECURITIES LAWS. NO TRANSFER OR SALE OF THESE SECURITIES OR ANY INTEREST THEREIN MAY BE MADE EXCEPT UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND SAID STATE SECURITIES LAWS COVERING SAID SECURITIES UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER OR SALE DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR SAID STATE SECURITIES LAWS.

Upon such issuance Lender further agrees, represents and warrants that (a) the Securities are being acquired for Lender's account, and not with a view to or in connection with any offering or distribution; (b) no public distribution of the Securities will be made in violation of the provisions of the Act or applicable state securities laws; and (c) during such period as delivery of a prospectus with respect to any of the Securities may be required by the Act, no public distribution of the Securities will be made in a manner or on terms different from those set forth in, or without delivery of, a prospectus then meeting the requirements of the Act and in compliance with all applicable state securities laws. Lender further agrees that if any transfer or distribution of any Securities is proposed to be made otherwise than pursuant to registration under the Act and applicable state securities laws, such action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer or distribution will not be in violation of the Act or of applicable state securities laws. Furthermore, it shall be a condition to the transfer of any rights set forth in this Note that any transferee thereof deliver to the Company said transferee's written agreement to accept and be bound by all of the terms and conditions of this Note, including, without limitation, the provisions of SECTION 8 hereof.


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Lender is responsible for any transfer taxes or fees due as a result of any transfer of any Securities.

      10. MISCELLANEOUS.

            10.1. If any provision of this Note is unenforceable, invalid or contrary to law, or its inclusion herein would affect the validity, legality or enforcement of this Note, such provision shall be limited to the extent necessary to render the same valid or shall be excised from this Note, as the circumstances require, and this Note shall be construed as if said provision had been incorporated herein as so limited or as if said provision had not been included herein, as the case may be.

            10.2. Time is of the essence of this Note.

            10.3. After the Maturity Date or following the occurrence of an event which entitles the Lender to accelerate the indebtedness evidenced hereby, all payments received on account of the indebtedness evidenced hereby shall be applied, in whatever order, combination and amounts as the Lender, in its sole discretion, decide, to all costs, expenses, and other indebtedness, if any, owing to the Lender by reason of this Note; Default Interest; Interest; and principal.

            10.4. This Note, and the terms and provisions hereof, shall be binding upon the Company and its successors, administrators, and assigns, and shall inure to the benefit of any holder hereof.

            10.5. Any and all payments due hereunder shall be made without deduction, setoff or counterclaim, the Company expressly waiving any such rights to deduction, setoff or counterclaim.

            10.6. Notwithstanding any provision to the contrary contained in this Note or in any of the other documents or instruments referred to in this Note, if at any time or times the interest and any sums considered for such purpose to be interest, payable under or by reason of this Note or any such other documents or instruments, should exceed the maximum which, by the laws of the State having jurisdiction, may be charged with respect to the loan evidenced hereby, given the nature and all of the pertinent circumstances of such loan, then all such sums in excess of such maximum shall be deemed not to be interest, but rather to be payments on account of principal, and without further agreement of the parties shall be so applied without regard to any other provision of this Note, provided that Lender may elect instead that no sums shall be payable in excess of such maximum, whereupon this Note and such other documents and instruments shall be deemed amended accordingly without further action by any party.

            10.7. This Note shall inure to the benefit of Lender and its successors and assigns. This Note has been negotiated and delivered at Chicago, Illinois, and shall be governed by and construed in accordance with the internal laws of the State of Illinois without reference to (i) its judicially or statutorily pronounced rules regarding conflict of laws or


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choice of law; (ii) where any instrument is executed or delivered; (iii) where any payment or other performance required by any such instrument is made or required to be made; (iv) where any breach of any provision of any such instrument occurs, or any cause of action otherwise accrues; (v) where any action or other proceeding is instituted or pending; (vi) the nationality, citizenship, domicile, principal place of business, or jurisdiction or organization or domestication of any party; (vii) whether the laws of the form jurisdiction otherwise would apply the laws of a jurisdiction other than the State of Illinois; or (viii) any combination of the foregoing.

            10.8. The Company represents and agrees that the indebtedness created hereunder constitutes a business loan that comes within the purview of Chapter 815, Section 205/4(1)(c) of the Illinois Compiled Statutes and, as such, will not avail itself, by way of defense or otherwise, of any statutory or case law relief relating to usury or compounding of interest to avoid or defeat the payment of interest or any other sum in connection with the indebtedness created hereunder. All agreements between the Company and the Lender are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to the Lender exceed the highest lawful rate of interest permissible under the laws of the State of Illinois. If, for any circumstances whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under the laws of the State of Illinois, and if for any reason whatsoever, Lender shall ever receive as interest an amount that would be deemed unlawful, such interest shall be applied to the payment of the principal amount outstanding under this Note (whether or not then due and payable) and not to the payment of interest.

            10.9. COUNTERPARTS. This Note may be executed in any number of identical counterparts, any or all of which may contain signatures of less than all of the parties, and all of which shall be construed together as a single instrument.


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      IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first above written.

                                    COMPANY:

                                    sportstrac.com, inc., a Delaware corporation

                                    By:         /s/ Marc R. Silverman
                                          --------------------------------------
                                    Name:       Marc R. Silverman
                                          --------------------------------------
                                    Its:        President
                                          --------------------------------------

AGREED AND ACCEPTED

THE HOLDING COMPANY


By:         /s/
      --------------------------------------
Name:
      --------------------------------------
Its:
      --------------------------------------


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